UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/15/2007

Tesco Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28778

Alberta	76-0419312
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3993 West Sam Houston Parkway North
Suite 100
Houston, TX 77043-1211
(Address of principal executive offices, including zip code)

713-359-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

(a) Effective August 15, 2007, Tesco Corporation ("Tesco" or the "Company") entered into Indemnity Agreements with Julio M. Quintana, President and Chief Executive Officer; Anthony Tripodo, Executive Vice President and Chief Financial Officer; Nigel M. Lakey, Senior Vice President, Marketing and Business Development; Jeffrey L. Foster, Senior Vice President, Operations; and James A. Lank, General Counsel and Corporate Secretary. Each agreement has identical terms, which provide that the Company will indemnify the officer to the fullest extent permitted by law for claims arising as a result of such individual serving as an officer of the Company. Tesco agrees to maintain insurance for such obligations, but its indemnity obligations are not limited by its insurance policies. The Company further agrees to advance funds for payment of certain expenses related to indemnified claims. The foregoing description is qualified in its entirety by reference to the Officer Indemnity Agreements, a form of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

(b) Effective August 15, 2007, Tesco entered into Indemnity Agreements with each of its Directors: Norman W. Robertson, Robert M. Tessari, Julio M. Quintana, C. Thomas Weatherford, Michael W. Sutherlin, Peter K. Seldin, R. Vance Milligan, Q.C., Gary L. Kott, and Fred J. Dyment. Each agreement has identical terms, which provide that the Company will indemnify the Director to the fullest extent permitted by law for claims arising as a result of such person serving as a Director of the Company. Tesco agrees to maintain insurance for such obligations, but its indemnity obligations are not limited by its insurance policies. The Company further agrees to advance funds for payment of certain expenses related to indemnified claims. The foregoing description is qualified in its entirety by reference to the Director Indemnity Agreements, a form of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2007, Tesco appointed Jeffrey L. Foster its Senior Vice President, Operations. Mr. Foster, 39, had been Vice President, Casing Drilling of Tesco Services, Inc., a subsidiary of Tesco, since September 2005. Prior to joining Tesco, Mr. Foster was employed in various capacities at Halliburton Company from October 1996 to September 2005, most recently in the position of Global Operations Manager, Sand Control. In that position, Mr. Foster was responsible for Halliburton's sand control business across 20 countries comprising over $180 million in annual revenue. From March 1991 to September 1996 Mr. Foster worked in various project engineer capacities for Exxon Company, USA. In connection with Mr. Foster's appointment to Senior Vice President, Operations, his annual salary was increased to $231,000 and he was awarded 7,500 stock options under Tesco's Amended and Restated 2005 Incentive plan. The options have a seven-year life, vest in three annual installments, and have an exercise price of C$31.14. Additionaly, his target and maximum annual bonus payments under the Company's Short Term Incentive Plan ("STIP") have been increased to 35% and 70% of base salary, respectively, subject to other provisions of the STIP.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tesco Corporation

Date: August 20, 2007	By:	/s/ James A. Lank
James A. Lank
General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of Officer Indemnity Agreement
EX-10.2	Form of Director Indemnity Agreement